EXHIBIT 13.1
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Arm Holdings plc (the “Company”) on Form 20-F for the fiscal year ended March 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in their capacity as officers of the Company that, to their knowledge:
1.The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 29, 2024	By:	/s/ Rene Haas
Rene Haas
Chief Executive Officer

		By:	/s/ Jason Child
Jason Child
Chief Financial Officer